Exhibit j(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditors" in the Statement of Additional Information, in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Variable Insurance Products Fund III: Balanced Portfolio, Growth & Income
Portfolio, Growth Opportunities Portfolio, and Mid Cap Portfolio.


                             /s/Deloitte & Touche LLP
Boston, Massachusetts        Deloitte & Touche LLP
January 5, 2000